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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT


Date of Report: November 10, 1998

                              BLIMPIE INTERNATIONAL, INC.
                     (Exact name of issuer as specified in its charter)


          New Jersey                      0-21036            13-2908793
(State or Other Jurisdiction of        (Commission File    (IRS Employer
Incorporation or Organization          Number)             Identification No.)


                             740 Broadway, New York, NY 10003
                    (Address and Zip Code of Principal Executive Offices)


                                       (212) 673-5900
                                (Registrant's Telephone Number)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

At a meeting of the Audit Committee of the Board of Directors of Blimpie International, Inc. (the "Company") held on October 30, 1998, said committee approved the engagement of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1999 to replace the firm of PricewaterhouseCoopers LLP, who were dismissed as auditors of the Company effective November 3, 1998.

The reports issued by PricewaterhouseCoopers LLP with respect to its audits of the Company's financial statements for the fiscal years ended June 30, 1997 and 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's fiscal years ended June 30, 1997 and 1998, and the interim period which commenced on July 1, 1998 and ended on the date of dismissal of PricewaterhouseCoopers LLP, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused PricewaterhouseCoopers LLP to make reference thereto in any report issued or to be issued by it in connection with its audit of the Company's financial statements.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

    (a)   Financial Statements -- none

    (b)   Pro forma financial information -- none

    (c)   Exhibits

Number                    Description
------                    -----------

 16 Letter dated November 10 from PricewaterhouseCoopers LLP addressed to the Commission


                                   Signature

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Blimpie International, Inc.



Dated: November 10, 1998            By: /s/ Brian Lane
                                        --------------------------------------
                                            Brian Lane, Vice President and
                                            Chief Financial (Principal
                                            Accounting) Officer